


HONGKONG WAH BON ENTERPRISE LIMITED AND SUBSIDIARIES
(An Exploration Stage Company)
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
 AS OF SEPTEMBER 30, 2007

ASSETS

CURRENT ASSETS
	Cash and cash equivalents		 	$ 	 484,099
	Other current assets and prepayments			 436,463
	Due from related companies			 	 509,875
							----------------
	Total current assets				       1,430,437

FURNITURE AND EQUIPMENT,NET					 245,182
LAND USE RIGHTS, NET				 	      16,383,326
GOODWILL				 		       3,031,207
							----------------
TOTAL ASSETS						$     21,090,152
							================

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
	Other payables and accrued liabilities		$      1,849,440
	Due to stockholders			 	       1,874,426
	Due to related companies			       2,362,861
							----------------
	Total current liabilities			       6,086,727
							----------------
COMMITMENTS AND CONTINGENCIES				 	       -

MINORITY INTEREST						 633,022
							----------------
STOCKHOLDERS' EQUITY
	Share capital (1 HK$ par value, 10,000 shares		       -
	    authorized, 1 share issued and outstanding
	    as of September 30, 2007)				       -
	Additional paid-in capital			      23,808,493
	Accumulated deficits during the exploration stage    (11,438,515)
	Accumulated other comprehensive income		       2,000,425
							----------------
	Total Stockholders' Equity			      14,370,403
							----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY		$     21,090,152
							================

The accompanying notes are an integral part of these condensed consolidated financial statements.

-2-






HONGKONG WAH BON ENTERPRISE LIMITED AND SUBSIDIARIES
(An Exploration Stage Company)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS


					 		For the three months ended  	 For the nine months ended
					 			September 30, 			September 30,
							--------------------------	---------------------------
					 		   2007 	   2006 	    2007 	    2006
							----------	----------	-----------	-----------
OPERATING EXPENSES
	General and administrative expenses		$   94,753 	$   64,942 	$   198,836 	$   430,318
	Depreciation				 	     8,914 	     5,925 	     21,692 	     16,760
	Amortization of land use rights			    92,448 	    87,729 	    273,507 	    261,823
							----------	----------	-----------	-----------
	Total Operating Expenses			   196,115 	   158,596 	    494,035 	    708,901
							----------	----------	-----------	-----------
LOSS FROM OPERATIONS					  (196,115)	  (158,596)	   (494,035)	   (708,901)
							----------	----------	-----------	-----------
OTHER INCOME (EXPENSES)
	Interest income				 	     1,523 		84 	      1,706 		273
	Imputed interest expenses			   (67,492)	   (20,518)	  (169,880)	    (69,063)
	Other expenses				 	    (1,344)		 -   	     (1,555)		  -
							----------	----------	-----------	-----------
	Total Other Expenses				   (67,313)	   (20,434)	   (169,729)	    (68,790)
							----------	----------	-----------	-----------
LOSS FROM CONTINUING OPERATIONS BEFORE
	INCOME TAXES AND MINORITY INTERESTS 		  (263,428)	  (179,030)	   (663,764)	   (777,691)

	Minority interests				    12,831 	    10,750 	     26,572 	     45,507
							----------	----------	-----------	-----------
LOSS FROM CONTINUING OPERATIONS				  (250,597)	  (168,280)	   (637,192)	   (732,184)

DISCONTINUED OPERATIONS
	Loss from discontinued operations			 -   	   (59,315)		  -   	   (245,362)
	Loss on disposal of subsidiary			   (55,886)		 -   	 (7,965,993)		  -
							----------	----------	-----------	-----------
NET LOSS					 	  (306,483)	  (227,595)	 (8,603,185)	   (977,546)

OTHER COMPREHENSIVE INCOME				   254,535 	   249,263 	    700,108 	    435,096
							----------	----------	-----------	-----------
COMPREHENSIVE INCOME (LOSS)				$  (51,948)	$   21,668 	$(7,903,077)	$  (542,450)
							==========	==========	===========	===========
Net loss per share from continuing operations
	- basic and diluted				$ (306,483)	$ (168,280)	$(8,603,185)	$  (732,184)
							==========	==========	===========	===========
Net loss per share from discontinued operations
	- basic and diluted				$	 -   	$  (59,315)	$	  -   	$  (245,362)
							==========	==========	===========	===========
Weighted average number of shares outstanding
	during the period - basic and diluted			 1 		 1 		  1 		  1
							==========	==========	===========	===========




The accompanying notes are an integral part of these condensed consolidated financial statements


-3-





HONGKONG WAH BON ENTERPRISE LIMITED AND SUBSIDIARIES
(An Exploration Stage Company)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

									 For the nine months ended
					 					September 30,
									---------------------------
									    2007 	    2006
									-----------	-----------
CASH FLOWS FROM OPERATING ACTIVITIES
	Net loss from continuing operations				$(8,603,185)	$  (732,184)
	Net loss from discontinued operations				 	  -   	   (245,362)
									-----------	-----------
		Total net loss						 (8,603,185)	   (977,546)

	Adjusted to reconcile net loss to net cash used in
		operating activites:
		Loss on disposal of discontinued operations		  7,965,993 		  -
		Depreciation						     21,692 	     16,760
		Amortization of land use rights			 	    273,507 	    261,823
		Imputed interest expenses				    169,880 	     69,063
		Minority interests			 		     26,572 	     45,507
	Changes in operating assets and liabilities
		(Increase) decrease in:
		Other receivables and prepayments			   (158,989)	    (25,861)
		Other payables and other liabilities			    (16,350)	    164,604
		Income tax and other tax payables			 	(61)		  -
		Discontinued operations, net			 		  -   	    153,891
									-----------	-----------
		Net cash used in operating activities			   (320,941)	   (291,759)
									-----------	-----------
CASH FLOWS FROM INVESTING ACTIVITIES
	Purchase of furniture and equipment				    (33,944)	    (70,018)
	Due from a stockholder				 		     25,584 	    (10,595)
	Due from related parties				 	   (506,037)	    (51,862)
	Net cash outflow from acquisition of a
		subsidiary						   (990,349)		  -
	Net cash outflow from disposal of discontinued
		operations			 			 (1,395,700)		  -
	Discontinued operations, net				 		  -   	   (142,292)
									-----------	-----------
		Net cash used in investing activities			 (2,900,446)	   (274,767)
									-----------	-----------
CASH FLOWS FROM FINANCING ACTIVITIES
	Due to stockholders				 		   (225,614)	  1,075,228
	Due to related parties						  1,986,333 	    143,036
	Repayment of note payable				 		  -   	   (179,231)
	Investment from minority stockholders				   (633,022)		  -
	Discontinued operations, net				 		  -   	    184,276
									-----------	-----------
		Net cash provided by financing activities		  1,127,697 	  1,223,309
									-----------	-----------
EFFECT OF EXCHANGE RATES ON CASH					    511,811 	   (109,606)
									-----------	-----------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS			 (1,581,879)	    547,177

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD			  2,065,978 	    123,975
									-----------	-----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD				    484,099 	    671,152
									-----------	-----------
Continuing operations							$   484,099 	$   646,845
Discontinued operations							$	  -   	$    24,307
									===========	===========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
------------------------------------------------
Cash paid during the period for:
	Income taxes							$	  -   	$	  -
									===========	===========
	Interest expenses						$	  -   	$	  -
									===========	===========





The accompanying notes are an integral part of these condensed consolidated financial statements

-4-